Exhibit 99.2

3 Bethesda Metro Center, Suite 1200, Bethesda, MD 20814
PH 301.941.1500, FX 301.941.1553
www.lasallehotels.com

News Release

LASALLE HOTEL PROPERTIES ANNOUNCES ACQUISITION OF SOUTHERNMOST HOTEL COLLECTION IN KEY WEST, FLORIDA FOR $184.5 MILLION

BETHESDA, MD, AUGUST 28, 2013 -- LaSalle Hotel Properties (NYSE: LHO) today announced that it acquired the 260-room Southernmost Hotel Collection in Key West, Florida. The purchase price was $184.5 million. The Southernmost Hotel Collection consists of the Southernmost on the Beach, Southernmost Hotel in the USA and La Mer Hotel & Dewey House. The Company funded the transaction with borrowings from its Senior Unsecured Credit Facility.

The property is situated directly on the Atlantic Ocean in Key West, Florida, one of the strongest and most supply-constrained hotel markets in the United States. The hotel is located on the southern end of Duval Street, which runs through Key West’s “Old Town” and is home to many of its famous bars, restaurants, shops, bed and breakfasts and historic sites.

The Hotel features 3,128 square feet of meeting space, including 2,488 square feet of outdoor space. The restaurant, Southernmost Beach Café, which is located on the beach overlooking the Atlantic Ocean, serves breakfast, lunch and dinner and provides catering for private events. The Hotel also has three bars located throughout the property. The Shores Bar and Sand Bar are located at Southernmost on the Beach, while the Pineapple Bar is located at Southernmost Hotel in the USA. The property also offers three pools, a tanning pier, a private oceanfront beach and access to the public beach, South Beach. The Southernmost Hotel Collection includes La Petit Spa and a fitness center in addition to offering resort recreation and activities.

The property is in excellent condition, as $13.8 million has been invested in renovations over the last three years. The Southernmost Hotel Collection will be operated by Highgate Hotels.

Southernmost on the Beach

Southernmost on the Beach consists of six guestroom buildings. The two original buildings were remodeled in 2010 and 2011. Four additional guestroom buildings were constructed in 2008. Additional recent upgrades include the construction of the private beach and garden areas, renovation of the pool, construction of Shores Bar, a new fitness area and renovation and expansion of the lobby.

The property’s guestrooms average approximately 400 square feet, with the majority of the rooms being oceanfront or featuring ocean views.

Southernmost Hotel in the USA

The Southernmost Hotel in the USA includes six guestroom buildings, all of which have undergone periodic renovations, with the most recent renovation taking place in 2011 and 2012. Recent renovations also include the construction of a new pool and renovation of an existing pool area, construction of Pineapple Bar and expansion of the lobby.

La Mer Hotel & Dewey House

Both Victorian Houses feature bed and breakfast ambiance and were built around the turn of the 20th century. The Dewey House was converted to its current use in 1995. La Mer Hotel was converted to its current use in 1985, then fully remodeled in 2003.

“We are very excited to have acquired this unique, extremely well located asset,” said Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties. “The property is located on the ocean in one of the strongest U.S. markets and features an attractive variety of amenities and offerings. Furthermore, the asset is in excellent condition with more than $50,000 per key invested in renovations and construction over the last three years.”

Key West
Key West, Florida is a premier tourist destination known for its year-round temperate climate, natural beauty and casual atmosphere. The market offers a variety of activities, including world-class fishing, scuba diving, snorkeling, boating, sailing, kayaking and eco-tours. It is also a popular cruise ship port. Numerous festivals and events are held in Key West throughout the year, including the Key West Fishing Tournament, Super Powerboat Races, Fantasy Fest, Songwriters Festival, Key West Food & Wine Festival, Brewfest and international sailboat races.

Key West is an extremely supply-constrained market. Average annual supply growth has increased less than 1.0 percent since 1992. The combination of low supply growth and strong leisure demand has resulted in strong results for the Key West lodging market. Over a 25 year period, through 2012, the compound annual growth rate of RevPAR in Key West was ranked second highest among LHO's core markets. The following charts highlight the strength of the Key West market relative to the overall United States market over several periods and the market’s resilience during periods of recession.
Source: Smith Travel Research
Multi-year growth statistics are compound annual growth rates

Key West is served by Key West International Airport, which is approximately four miles away from the Southernmost Hotel Collection.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns 44 hotels and a mezzanine loan secured by two hotels in Santa Monica, CA. The properties are upscale full-service hotels, totaling approximately 11,400 guest rooms in 14 markets in ten states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale and luxury, full-service hotels located in convention, resort and major urban business markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Thompson Hotels, Davidson Hotel Company, Denihan Hospitality Group, the Kimpton Hotel & Restaurant Group, LLC, Accor, Destination Hotels & Resorts, HEI Hotels & Resorts, JRK Hotel Group, Inc., Viceroy Hotel Group, Highgate Hotels and Access Hotels & Resorts.
This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words “will,” "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Forward looking statements in the press release include statements about the supply outlook for Key West. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Additional Contacts:
Bruce A. Riggins or Kenneth G. Fuller – 301/941-1500
For additional information or to receive press releases via e-mail, please visit our website at
www.lasallehotels.com